CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" and to the use of our report dated February 25, 2005, in the Registration Statement (Form N-2 Nos. 333-113019 and 811-21516) and related Prospectus and Statement of Additional Information of UBS Multi-Strat Fund, L.L.C. for the registration of limited liability company interests.

/s/ Ernst & Young LLP Ernst & Young LLP

New York, New York
March 11, 2005